Exhibit 99.2

For Immediate Release

Investar Holding Corporation Appoints Chief Operating Officer and Chief Credit Officer

BATON ROUGE, LA (October 22, 2021) Investar Holding Corporation (the “Company”), the holding company of Investar Bank, National Association (the “Bank”), announced that its board of directors appointed Linda M. Crochet as Executive Vice President and Chief Operations Officer, with responsibility for leading the advancement of operational efficiency and workflow improvements designed to optimize the Company’s financial performance.

Ms. Crochet joined the Bank in January 2019 as the Greater Baton Rouge Loan Portfolio President and was responsible for managing and improving the Greater Baton Rouge financial operations including budgeting, strategic planning, production, and credit quality. Ms. Crochet has over 35 years of banking experience. Prior to joining the Bank, she worked in various operational positions at Capital One Bank including twelve years as Senior Director of Credit Process and Technology within the Credit Risk Management department. In that role, she led operational efficiency efforts across multiple stakeholder groups. Her scope of work included product customizations, process redesign, training, vendor management, regulatory compliance, and data integration across multiple systems to improve and enhance workflow processes. Prior to her role with Capital One Bank, Ms. Crochet spent 21 years at Hibernia National Bank, which was acquired by Capital One Bank in 2005, in various roles that include credit underwriting, credit policy, lending, and investor relations.

Ms. Crochet is a native of Lafayette, Louisiana and attended the University of Louisiana at Lafayette where she received a Bachelor of Science Degree in Management. She currently resides in Baton Rouge, Louisiana and is a board member of Karnival Krewe de Louisiane, a non-profit organization supporting cancer services.

John D’Angelo, President and Chief Executive Officer of the Company said, “We are excited about the wealth of operational experience that Linda brings to this role. Our goal is to reduce expenses from our current delivery systems through automation and utilization of technology. This includes a heavy focus on identifying efficiencies throughout the organization to further improve financial performance.”

The Company also announced the appointment of Jeffrey W. Martin as Executive Vice President and Chief Credit Officer. Mr. Martin brings over 28 years of banking experience and joined the Bank as the Business Banking Director in April 2020. Prior to joining the Bank, Mr. Martin served 26 years at Regions Bank, most recently as a Commercial Banking Executive. During his tenure with Regions, he also directly oversaw the design and implementation of commercial and real estate underwriting, assisted with credit policy, and managed special assets for the southwest region. Mr. Martin received a Bachelor of Business Administration in Finance from Marshall University in Huntington, West Virginia. He is a native of Huntington, West Virginia and currently resides in Covington, Louisiana. Mr. Martin is presently on the boards of the Foundation for East Baton Rouge School System and the Capital Area Alliance on Aging. He has previously served on other community organizations including board leadership positions with the Baton Rouge Area Chamber, Academic Distinction Fund, and the Capital Area Heart Association.

John D’Angelo continued, “Jeff brings tremendous experience having worked in a large regional banking organization. He brings a level of sophistication that will assist in continuing our history of strong credit quality.”

About Investar Holding Corporation

Investar Holding Corporation, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, National Association. The Bank currently operates 34 branch locations serving Louisiana, Texas, and Alabama. At September 30, 2021, the Bank had 348 full-time equivalent employees and total assets of $2.7 billion.

Forward-Looking Statements

This press release may include forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and assumptions about our business that are subject to a variety of risks and uncertainties that could cause the actual results to differ materially from those described in this press release. You should not rely on forward-looking statements as a prediction of future events. Additional information regarding factors that could cause actual results to differ materially from those discussed in any forward-looking statements are described in reports and registration statements we file with the SEC, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, copies of which are available on the Investar internet website http://www.InvestarBank.com.

We disclaim any obligation to update any forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based except as required by law.

Contact:

Investar Holding Corporation

Chris Hufft

Chief Financial Officer

(225) 227-2215

Chris.Hufft@investarbank.com